Safety, Income & Growth Inc. The Ground Lease Company (NYSE: SAFE) Q2’17 Earnings Results July 27, 2017

1 Forward-Looking Statements and Other Matters This release may contain forward-looking statements. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements can be identified by the use of words such as “illustrative,” “representative,” “expect,” “plan,” "will," “estimate,” “project,” “intend,” “believe,” and other similar expressions that do not relate to historical matters. These forward-looking statements reflect the Company’s current views about future events, and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause Company’s actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: market demand for ground lease capital; the Company’s ability to source new ground lease investments; risks that the rent adjustment clauses in the Company's leases will not adequately keep up with changes in market value and inflation; risks associated with certain tenant and industry concentrations in our initial portfolio; conflicts of interest and other risks associated with the Company's external management structure and its relationships with iStar and other significant investors; risks associated with using debt to fund the Company’s business activities (including changes in interest rates and/or credit spreads, and refinancing and interest rate risks); general risks affecting the real estate industry and local real estate markets (including, without limitation, the potential inability to enter into or renew ground leases at favorable rates, including with respect to contractual rate increases or participating rent); dependence on the creditworthiness of our tenants and their financial condition and operating performance; competition from other developers, owners and operators of real estate (including life insurance companies, pension funds, high net worth investors, sovereign wealth funds, mortgage REITs, private equity funds and separate accounts); unknown liabilities acquired in connection with real estate; and risks associated with our failure to qualify for taxation as a REIT under the Internal Revenue Code of 1986, as amended. Please refer to the section entitled “Risk Factors” in our Prospectus, dated June 27, 2017, filed with the Securities and Exchange Commission (SEC) for further discussion of these and other investment considerations. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Investor Relations Contact Jason Fooks Investor Relations and Marketing (212) 930-9400 investors@safetyincomegrowth.com

2 Q2’17 Highlights  Completed initial public offering and concurrent private placement of 12.5MM shares of common stock at a price of $20.00 per share, resulting in gross proceeds of $250MM  Acquired two ground leases totaling $142MM in prime Los Angeles location with stabilized Ground Rent Coverage(1) exceeding 5.0x  Closed $300MM revolving credit facility (undrawn at June 30)  Total potential investment capacity of over $600MM (based on target leverage of 2:1)  Appointed iStar Executive Vice President, Timothy Doherty, as Head of Ground Lease Investments  For the stub period April 14, 2017 – June 30, 2017, the Company reported: (1) See the Glossary appendix for definitions of capitalized terms used in this presentation. (2) See the Non-GAAP financial metrics in Section 1 for reconciliations of these measures to GAAP net income. $ in Millions Per Share Net Income (loss) ($1.6) ($0.25) FFO (2) $0.3 $0.04 AFFO (2) $0.9 $0.14

3 Quarterly Spotlight  Successful launch of first publicly traded company focused on ground leases with goal of becoming dominant player in the sector  Fundamental belief that ground leases can provide more efficient capital structure for owners and developers and the use of ground leases can be significantly expanded  Growth potential highlighted by goal of doubling initial portfolio by year end  SAFE focused on generating two components of value: 1. Strong investment grade quality cash flow stream with inflation protection 2. Ultimate ownership of diversified portfolio of valuable real estate that can be valued today and should grow in value over time  iStar and management committing capital and resources to accelerate SAFE growth path

4 Section 1 – Earnings Q2’17 Earnings Overview SAFE, initially capitalized on April 14, 2017 with investments by iStar and two institutional investors, completed its initial public offering on June 27, 2017. The quarterly results presented throughout this presentation represent the stub period April 14 – June 30, 2017. Results prior to April 14 represent the financials of SAFE’s predecessor, which was wholly owned by iStar, and for which per share data is not applicable. Note: $ in thousands, except per share information. (1) Results for Q2’17 include an initial $0.8MM stock grant to directors in consideration for joining SAFE’s board. Q2’17 4/1/17 – 4/13/17 Q2’17 4/14/17 – 6/30/17 Q2’17 Total Net Income $54 ($1,604)(1) ($1,550) per share n/a ($0.25) n/a FFO $168 $269(1) $437 per share n/a $0.04 n/a AFFO $75 $894 $969 per share n/a $0.14 n/a

5 Note: $ in thousands. Section 1 – Earnings Income Statement Predecessor: April 1, 2017 - April 14, 2017 - Three Months Ended April 13, 2017 June 30, 2017 June 30, 2017 Revenues: Operating lease income $672 $4,201 $4,873 Other income 19 3 22 Total revenues $691 $4,204 $4,895 Costs and expenses: Interest expense $332 $1,868 $2,200 Real estate expense 59 425 484 Depreciation and amortization 114 1,873 1,987 General and administrative 101 383 484 Stock based compensation 31 766 797 Other expense 493 493 Total costs and expenses $637 $5,808 $6,445 Net income (loss) $54 ($1,604) ($1,550) Predecessor: April 1, 2017 - April 14, 2017 - Three Months Ended April 13, 2017 June 30, 2017 June 30, 2017 Net income $54 ($1,604) ($1,550) Add: Interest expense 332 1,868 2,200 Add: Depreciation and amortization 114 1,873 1,987 EBITDA $500 $2,137 $2,637

Section 1 – Earnings

FFO / AFFO

	Predecessor: April 1, 2017 - April 13, 2017	April 14, 2017 - June 30, 2017	Three Months Ended June 30, 2017
Net income	$54	($1,604)	($1,550)
Add: Real estate related depreciation and amortization	114	1,873	1,987
Less: Income from sales of real estate	-	-	-
FFO	$168	$269	$437

	Predecessor: April 1, 2017 - April 13, 2017	April 14, 2017 - June 30, 2017	Three Months Ended June 30, 2017
FFO	$168	$269	$437
Less: Straight-line rental income	(159)	(1,044)	(1,203)
Add: Amortization of real estate-related intangibles, net	15	346	361
Add: Stock-based compensation	31	766	797
Add: Acquisition costs	-	381	381
Add: Non-cash management fee expense and reimbursements	-	174	174
Add: Non-cash interest expense	20	2	22
AFFO	$75	$894	$969

We present FFO and AFFO because we consider them to be important supplemental measures of our operating performance and believe that they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs.

We compute Funds From Operations (FFO) in accordance with the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding gains or losses from sales of depreciable operating property, plus real estate-related depreciation and amortization. We compute Adjusted Funds From Operations (AFFO) by adding (or subtracting) to FFO the following items: straight-line rental income, the amortization of real estate-related intangibles, non-cash management fees and expense reimbursements, stock-based compensation, acquisition costs and the amortization of deferred financing costs and other expenses related to debt obligations.

We consider AFFO to be a useful metric when evaluating the key drivers of our long term operating performance, which are relatively straightforward. Our Ground Lease investments generate rental income and our tenants are typically responsible for all property level expenses. As a result, we incur minimal property level cash expenses that are not reimbursed. Furthermore, we subtract straight-line rent because it represents non-cash GAAP income, which creates a material difference between our GAAP rental income recorded and the cash rent we receive, particularly due to the very long duration of our leases. AFFO is presented prior to the impact of the amortization of lease intangibles, non-cash management fees and expense reimbursements, stock-based compensation, and other expenses which represent non-cash expenses. We also add back acquisition expenses incurred for the acquisition of Ground Leases due to the long-term nature of our Ground Lease business. Our Ground Lease assets typically have long-term leases (typically 30-99 years) and acquisition expenses will only affect our operations in periods in which Ground Leases are acquired.

In addition, we believe FFO and AFFO are useful to investors as they capture features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets.

Investors should review FFO and AFFO, along with GAAP net income (loss), when trying to understand the operating performance of an equity REIT like us. However, because FFO and AFFO exclude depreciation and amortization and do not capture the changes in the value of our properties that result from use or market conditions, which have real economic effect and could materially impact our results from operations, the utility of FFO and AFFO as measures of our performance is limited. There can be no assurance that FFO and AFFO as presented by us is comparable to similarly titled measures of other REITs. FFO and AFFO do not represent cash generated from operating activities and should not be considered as alternatives to net income (loss) (determined in accordance with GAAP) or to cash flow from operating activities (determined in accordance with GAAP). FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions to our stockholders. Although FFO and AFFO are measures used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO and AFFO may vary from one company to another.

Safety Income Growth

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7 # of Assets Gross Book Value Total Assets 3/31/2017 12 $340 Acquisitions: 6200 Hollywood Blvd 1 $74 6201 Hollywood Blvd 1 $68 Total Assets 6/30/2017 14 $482 Note: $ in millions. Section 2 – Portfolio Portfolio Roll Forward

Section 2 – Portfolio

New Investments


EASTOWN



	6201 Hollywood Blvd., Los Angeles	6200 Hollywood Blvd., Los Angeles
Asset Description	Newly constructed multi-family building with 535 units, 71K SF ground floor retail space, and 1,300 below grade parking spaces	Expected 1H'18 delivery of multi-family building with ~507 units, 56K SF ground floor retail space, and 1,237 below grade parking spaces
Origination Method	Acquisition	Acquisition
Purchase Price	$68.4MM	$73.6MM
Current Rent	$2.4MM	$2.6MM
Estimated Leasehold Development Cost (1)	~$200.0MM	~$250.0MM
Basis as % of CPV	< 25%	< 25%
Projected Stabilized Ground Rent Coverage	> 5.0x	> 5.0x
Rent Escalations	Rent adjusts every 4 years based on a % of CPI with rent resets in 2059 and 2079 based on % of FMV of improved land	Rent adjusts every 4 years based on a % of CPI with rent resets in 2058 and 2078 based on % of FMV of improved land
Next Escalation	2/1/2019	5/1/2018
Lease Term Remaining	87 Years (Expires 2104)	87 Years (Expires 2104)

(1) Represents management's estimate of the leasehold development cost.

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9 Section 2 – Portfolio Geographic Diversification Note: Percentages based on total Ground Lease Basis of $482 million. Seattle-Tacoma-Bellevue 15% 12% 19% Detroit-Warren-Dearborn Salt Lake City 7% San Diego-Carlsbad 5% San Francisco-San Jose-Oakland 4% Durango 3% Dallas-Fort Worth-Arlington 2% Atlanta-Sandy Springs-Marietta 2% Washington-Arlington-Alexandria 2% Milwaukee-Waukesha-West Allis 29% Los Angeles-Riverside-Orange County

10 4.0-5.0x 17% 3.0-4.0x 37% 5.0x+ 46% Hotel 49% Multi-family 31% Office 17% Medical 3% >50% 35% 40-50% 9%30-40% 22% <30% 34% >80 yrs 41% <20 yrs 57% 40-60 yrs 1% 20-40 yrs 1% Percentage Rent 47% Inflation Adjusted 30% Fixed 23% Section 2 - Portfolio Portfolio Stratification (1) Weighted based on in-place base rent; assumes leases are fully extended based on in-place rent. (2) CPV is Combined Property Value. (3) Excluding 6200 & 6201 Hollywood Blvd which were acquired in Q2’17. (4) CPI for period was 1.6%. (5) Includes projected stabilized ground rent coverage. Property Type $482MM Property NOI to Ground Rent W.A. 4.7x Rent Escalator / % Rent 2.75% TTM (3) (4) Basis as % of CPV (2) W.A. 35.1% Lease Term Remaining (1) W.A. 63 yrs (5) 1.5% W.A. Bump 3.4% YoY Increase

11 Washington- Baltimore- Arlington 34% New York-Newark- Jersey City 29% Philadelphia- Camden- Wilmington 19% Boston- Cambridge- Newton 5% Los Angeles- Long Beach- Anaheim 4% Seattle- Tacoma- Bellevue 3% San Jose- Sunnyvale- Santa Clara 3% Other 3% Office 59%Multi-Family 28% Hotel 13% Acquire 38% Originate 62%  SAFE is currently evaluating a well diversified pipeline of opportunities totaling $1.1B Section 2 – Portfolio Pipeline Note: The above represents assets the Company is evaluating and does not represent definitive purchase agreements. There can be no assurance that we will acquire or originate any of the investments on favorable terms, or at all. Property Type $1.1B Location (MSA) $1.1B Sourcing Strategy $1.1B

12 Note: The total Combined Property Value (CPV) represents the total of our estimated CPV for each property in our portfolio. We calculated the individual property amounts by applying capitalization rates ranging from 7.0% to 10.0% to the Underlying Property NOI of each property for the 12 months ended December 31, 2016 or, in the case of construction projects, the estimated cost of development. Our estimates of CPV represent our opinion and may not accurately reflect the current market value of the properties relating to our ground leases. The capitalization rates that we applied to determine our estimates of the CPV of portfolio varied by property and were selected by us for use in our internal underwriting based on a number of factors, including lease terms, information supplied by our tenants, market data and other factors. Our estimates are not based on contractual sale terms or third party appraisals and are based on numerous estimates and assumptions. No assurance can be given regarding the accuracy or appropriateness of such capitalization rates, estimates or assumptions. The application of alternative capitalization rates, estimates or assumptions could result in valuations that are materially lower than those used in our underwriting and portfolio monitoring processes. Similarly, we may not agree with valuations determined by third parties. Our ability to recognize value through reversion rights may be limited by the rights of our tenants under some of our ground leases, including tenant rights to purchase the properties or level properties under certain circumstances. See “Risk Factors” in our Prospectus, dated June 27, 2017, filed with the SEC, for a further discussion of such tenants rights. Value Bank represents management’s estimate of today’s value of the (i) properties that support payment of the ground leases and (ii) residual real estate that SAFE will inherit at the end of the lease term above and beyond the ground lease $437MM Estimated Value Bank $887MM Estimated Value Bank $482MM Ground Lease Basis $1.37B Total CPV Section 2 – Portfolio Value Bank of $887MM $340MM Ground Lease Basis $777MM Total CPV At IPO At 6/30/17

13 Section 3 –Capital Structure Investment Capacity  ~$600MM of investment capacity ~$100MM of cash ~$500MM of debt capacity (1) (1) Debt capacity represents the amount of indebtness we could incur under our current leverage policy which is generally to target overall leverage at approximately 25% of the aggregate Combined Property Value of our portfolio; but not to exceed a ratio of 2:1 relative to our total equity. We do not currently have in place financing arrangements that would permit us to incur $500MM of debt. As of the date of this presentation, we have a $300MM revolving credit facility in place. (2) Excludes $108MM cash and cash equivalents. $359MM Equity $718MM Debt Current Investment Capacity $255MM Invested Equity (2) $227MM Debt Portfolio Today $482MM Portfolio $1,077MM Portfolio 2.0x D/E Target (<25% of CPV)

14 Note: $ in millions. (1) Adjusted EBITDA represents annualized in-place cash rent at June 30, 2017 plus percent rent payments made over the trailing twelve months, less annualized cash expenses (other than cash acquisitions expenses) for the quarter ended June 30, 2017. There can be no assurance that percent rent payments received over the trailing twelve months represents percent rent the Company will receive in future periods. Interest expense represents the annualized in- place cash interest expense at June 30, 2017. This credit metric represents the Company’s ability to meet its debt service obligations from on-going operations. Section 3 –Capital Structure Credit Metrics Leverage Book Debt $227 Book Equity $359 Leverage (Debt to Equity) 0.6x Target 2.0x Combined Property Value $1,369 Debt as % of CPV 16.6% Target 25% FCCR (1) Adjusted EBITDA (B) $21 Interest Expense (cash) (C) $9.5 Corporate FCCR (B) / (C) 2.2x Underlying Property NOI (A) $91 Look-Through FCCR (A) / (C) 9.6x Target leverage of (i) 25% of CPV and (ii) 2x debt to equity, with a term of or hedge for at least 10 years As of June 30, 2017

15 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 Section 3 –Capital Structure Debt Overview Note: $ in millions. (1) Initial maturity is June 2020 with two 1-year extensions. (2) April 2027 represents Anticipated Repayment Date. Final maturity is April 2028. (3) 3.795% coupon effectively reduced to 3.77% with swap rate lock. (4) Based on LIBOR of 1.30% at June 30, 2017. $300(1) $227(2) Debt Maturity Profile Revolver Capacity (Undrawn) W.A. Maturity is 10 years Debt Profile 2022 Jun.(1) $300 L+135 2027 Apr. (2) $227 3.77% (3) Total $527 3.09% (4) Hedge Profile Amount Effective Date Maturity Date Base Rate $95 floating to fixed swap 8/1/2017 & 10/1/2017 10/1/2020 1.709% $95 floating to fixed swap 10/1/2020 10/1/2030 2.628%

16 Assets Liabilities and Equity Liabilities: Real estate Debt obligations, net $227,406 Real estate, gross $406,844 Accounts payable and other liabilities 5,945 Accumulated depreciation (1,251) Total liabilities $233,351 Real estate, net 405,593 Real estate-related intangibles 73,428 Equity: Ground lease assets, net 479,021 Common stock $182 Cash and cash equivalents 107,579 Additional paid-in capital 360,070 Other assets 5,273 Retained earnings (deficit) (1,604) Total assets $591,873 AOCI (126) Total equity $358,522 Total liabilities and equity $591,873 Section 3 –Capital Structure Balance Sheet Note: $ and share count in thousands. Real estate-related intangibles, net represents real estate-related intangible assets of $132MM less real estate-related intangible liabilities of $58MM. 5,650 18,190 2,775 2,250 5,025 2,875 10,290 13,165 Pre-IPO Issued at IPO and to Directors At June 30, 2017 SAFE Shares Outstanding Shares Owned by Other Investors Shares Owned by iStar As of June 30, 2017

17 Appendix

18 Appendix Glossary Ground Lease Basis Ground Lease Basis is the purchase price paid by SAFE to acquire or originate a ground lease. Combined Property Value (CPV) The current combined value of the land, buildings and improvements relating to a commercial property, as if there was no GL on the land at the property. Basis as % of CPV Calculated as our Ground Lease Basis divided by CPV. The metric is a measure of our safety in a real estate property’s capital structure and represents our last-dollar economic exposure to the underlying property. Value Bank Calculated as the difference between CPV and Ground Lease Basis. The metric represents today’s value of the residual that will revert back to us at the end of the lease term. Ground Rent Coverage The ratio of the Underlying Property’s NOI to the annualized base rental payment due to us. The metric is a measure of our seniority in a property’s cash flow waterfall. Funds from Operations (FFO) FFO is computed in accordance with the National Association of Real Estate Investment Trusts (NAREIT) which defines FFO as net income (determined in accordance with GAAP), excluding gains or losses from sales of depreciable operating property, plus real estate-related depreciation and amortization. Adjusted Funds from Operations (AFFO) Calculated by adding (or subtracting) to FFO the following items: straight-line rental income, the amortization of real estate-related intangibles, stock-based compensation and the amortization of deferred financing costs and other expenses related to debt obligations. EBITDA Calculated as the sum of net income before interest expense and depreciation and amortization. Underlying Property NOI With respect to a property, the net operating income of the commercial real estate being operated at the property without giving effect to any rent paid or payable under our ground lease. Net operating income is calculated as property-level revenues less property-level operating expenses as reported to us by the tenant. Leverage The ratio of book debt to book equity.

Appendix

Asset Summary

Property	Location	Property Type	Lease Expiration / As Extended	Contractual Rent Escalations	In Place Base Rent (Annualized) [1]	TTM % Rent [2]	Total Income Cash / GAAP [3]	Underlying Property NOI to Ground Rent Coverage [4]
Doubletree Seattle Airport [5][6]	Seattle, WA	Hotel	2025 /2035	% Rent	$4.5	$1.0	$5.5 / $5.5	3.4x
One Ally Center	Detroit, MI	Office	2114 / 2174	1.5% / p.a.[7]	2.6	N/A	2.6 / 5.3	>5.0x [8]
Hilton Salt Lake [5]	Salt Lake City, UT	Hotel	2025 / 2035	% Rent	2.7	0.6	3.3 / 3.3	3.7x
6200 Hollywood (South)	Los Angeles, CA	Multi-Family	2104 / 2104	% of CPI / 4yrs [9]	2.6	N/A	2.6 / 2.6	>5.4x [10]
6201 Hollywood (North)	Los Angeles, CA	Multi-Family	2104 / 2104	% of CPI / 4yrs [11]	2.4	N/A	2.4 / 2.5	>6.0x [12]
Doubletree Mission Valley [5]	San Diego, CA	Hotel	2025 / 2035	% Rent	1.1	0.7	1.8 / 1.8	6.3x
Doubletree Durango [5]	Durango, CO	Hotel	2025 /2035	% Rent	0.9	0.3	1.2 / 1.2	3.5x
Doubletree Sonoma [5]	San Francisco, CA	Hotel	2025 / 2035	% Rent	0.7	0.4	1.1 / 1.2	5.4x
Dallas Market Center: Sheraton Suites	Dallas, TX	Hotel	2114 / 2114	2.0% / p.a.[13]	0.4	N/A	0.4 / 1.0	5.5x
Northside Forsyth Hospital Medical Center	Atlanta, GA	Medical / Office	2115 / 2175	1.5% / p.a.[14]	0.5	N/A	0.5 / 1.1	3.1x
NASA/JPSS Headquarters	Washington, D.C.	Office	2075 / 2105	3.0% / 5yrs	0.4	N/A	0.4 / 0.4	4.1x
The Buckler Apartments	Milwaukee, WI	Multi-Family	2112 / 2112	15% / 10yrs	0.3	N/A	0.3 / 1.0	9.2x
Dallas Market Center: Marriott Courtyard	Dallas, TX	Hotel	2026 / 2066	% Rent	0.1	0.2	0.3 / 0.0	20.3x
Lock Up Self Storage Facility	Minneapolis, MN	Self Storage	2037 / 2037	3.5% / 2yrs	0.1	N/A	0.1 / 0.1	6.3x
Total / Weighted Avg.			**47 / 63 yrs**		**$19.3**	**$3.2**	**$22.5 / $27.0**	**4.7x [15]**

Note: Ranked by Total GAAP Income. See "End Notes" slide at the back of this presentation for footnotes.

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20 Appendix End Notes (1) Annualized cash base rental income in place as of June 30, 2017. (2) Total percentage cash rental income during the 12 months ended June 30, 2017. (3) Total GAAP Income reflects total cash rent adjusted for non-cash income, primarily consisting of straight-line rent, to conform with GAAP. (4) Ground Rent Coverage is the ratio of the underlying property cash NOI (excluding ground rent) to the annualized in-place base ground rent. (5) Property is part of the Hilton Western Portfolio and is subject to a single master lease. In November 2016, the master lease governing the Hilton Western Portfolio was amended to change the look back period for which annual percentage rent is computed from the trailing twelve months ended September 30th to the trailing twelve months ended December 31st. In March 2017, the Company recorded $0.5 million of income representing a one-time stub payment of percentage rent for the 3 months ended December 31st, 2016, to account for the change in the look back period. The aggregate $3.0 million percentage rent shown for the hotels comprising the Hilton Western excludes the one time $0.5 million stub period payment. (6) A majority of the land underlying this property is owned by a third party and is ground leased to us through 2044 for $0.4 million per year (subject to adjustment for changes in the CPI); however, our tenant pays this cost directly to the third party. (7) During each 10th lease year, annual fixed rent is adjusted to the greater of (i) 1.5% over the prior year’s rent, or (ii) the product of the rent applicable in the initial year of the 10 year period multiplied by a CPI factor, subject to a cap on the increase of 20% of the rent applicable in that initial year. (8) Represents the Company’s estimate of Ground Rent Coverage based on stabilized net operating income, without giving effect to any rent abatements. Underlying Property NOI information provided by our GL tenant is confidential. Company estimate is based on available market information. (9) Base rent is subject to increase every 4 years based on a percentage of growth in the CPI for the greater Los Angeles area, California in that time span. Rent increase capped at 12.0% from one rent period to the next. Next potential base increase is May 2018. Notwithstanding the foregoing, in 2058 and 2078, the annual base rent will be reset based on a calculation derived from the then fair market value of the land, but not less than the annual base rent that was in effect before the reset. (10) The property is currently under construction. We currently expect construction to be completed in 2018. Represents our underwritten expected net operating income at the property upon stabilization and our estimated Ground Rent Coverage.

21 Appendix End Notes – (cont’d) (11) Base rent is subject to increase every 4 years based on a percentage of growth in the CPI for the greater Los Angeles area, California in that time span. Rent increase capped at 12.0% from one rent period to the next. The next potential base increase is February 2019. Notwithstanding the foregoing, in 2059 and 2079, the annual base rent will be reset based on a calculation derived from the then fair market value of the land, but not less than the annual base rent that was in effect before the reset. (12) Construction was completed in 2016 and the property is currently in the lease up phase. A full year of property results is not yet available. Represents our underwritten expected net operating income at the property upon stabilization and our estimated Ground Rent Coverage. Company estimates are based on leasing activity at the property and available market information, including leasing activity at comparable properties in the market. (13) For the 51st through 99th years of the lease, the base rent is the greater of (i) the annual rent calculated based on 2.0% annual rent escalation throughout the term of the lease, and (ii) the fair market rental value of the property. (14) During each 10th lease year, annual fixed rent is adjusted to the greater of (i) 1.5% over the prior year’s rent, or (ii) the product of the rent applicable in the initial year of the 10 year period multiplied by a CPI factor, subject to a cap on the increase of 20% of the prior year’s rent. (15) The weighted average of the Ground Rent Coverage is calculated by dividing the Underlying Property NOI by the annualized in-place base rent of $19.2 million. Includes estimates for One Ally Center, 6201 Hollywood and 6200 Hollywood as detailed above.